Exhibit 99.1

FOR IMMEDIATE RELEASE

Sachem Capital Reports Revenue Growth of 56% for Q2 2021

Conference Call and Webcast to be held at 8:00 AM EDT on Tuesday, August 17, 2021

Branford, Connecticut, August 16, 2021 -- Sachem Capital Corp. (NYSE American: SACH) announces its financial results for the second quarter ended June 30, 2021. The company will host a conference call on Tuesday, August 17, 2021 at 8:00 a.m. Eastern Daylight Time to discuss in greater detail its financial condition and operating results for the second quarter of 2021.

John Villano, CPA, the company’s Chief Executive and Chief Financial Officer stated: “We achieved solid financial performance in the second quarter of 2021, as evidenced by a 56% increase in revenue, due in large part to an increase in interest income on our loan portfolio versus the same period last year. We also achieved net income of $2.5 million and generated over $6.1 million of cash flow from operations. In addition, we have significantly enhanced our balance sheet. As of June 30, 2021, we had cash, cash equivalents and investment securities totaling approximately $106.7 million compared to $56.7 million as of December 31, 2020. This increase in our liquidity largely reflects $40.6 million of net proceeds from our Series A Preferred Stock offering and $22.9 million from the sale of common shares. This past July, we also announced a $200 million master repurchase financing facility with Churchill MRA Funding I, which is expected to further reduce our overall cost of capital and help finance the continued expansion of our lending activities. Given our strong balance sheet, we are funding larger loans than we have in the past, which we believe are secured by high quality properties owned by established developers. At the same time, we continue to expand our geographic footprint. Looking ahead, we see a favorable competitive landscape and our loan pipeline remains robust. As a result, we believe we are well capitalized to take advantage of the market demand for our loan products for the balance of 2021 and beyond.”

Results of operations – three months ended June 30, 2021

Total revenue for the three months ended June 30, 2021 was approximately $6.7 million compared to approximately $4.3 million for the three months ended June 30, 2020, an increase of approximately $2.4 million, or 56%. The increase is primarily attributable to the growth in lending operations. For the second quarter of 2021, interest income and origination fees were approximately $4.7 million and $832,000, respectively. In comparison, for the three months ended June 30, 2020, interest income and origination fees were approximately $3.3 million and $647,000, respectively. In the second quarter of 2021 the company had $85,000 of gains from the sale of investment securities compared to a loss of approximately $8,900 for the 2020 period. Investment income for the second quarter of 2021 increased to $180,000 compared to approximately $33,000 for the same period last year. Other income was approximately $543,000 for the second quarter of 2021, compared to approximately $283,000 for the same period last year. Finally, the company recognized a gain on the extinguishment of debt of $257,845 for the second quarter of 2021.

Total operating costs and expenses for three months ended June 30, 2021 were approximately $4.2 million compared to approximately $2.0 million for the three months ended June 30, 2020. The increase in operating costs and expenses is primarily attributable to the increase in interests expense and amortization of deferred financing costs, which, in turn, is a direct result of an increase in overall indebtedness, particularly the unsubordinated unsecured notes.

Net income for the three months ended June 30, 2021 was approximately $2.5 million, or $0.10 per share, compared to $2.3 million, or $0.10 per share for the three months ended June 30, 2020.

Results of operations – six months ended June 30, 2021

Total revenue for the six months ended June 30, 2021 was approximately $12.4 million compared to approximately $8.6 million for the six months ended June 30, 2020, an increase of approximately 44.2%. Revenue growth for the six months ended June 30, 2020, is directly related to the increase in lending operations. For the six months ended June 30, 2021, interest income was approximately $9.2 million and origination fees were approximately $1.35 million, respectively. In comparison, for the six months ended June 30, 2020, interest income and origination fees were approximately $6.2 million and $1.2 million, respectively. Investment income was approximately $423,000 for the first six months of 2021 compared to approximately $131,000 for the same period last year. Other income was approximately $1.0 million for the first six months of 2021, compared to approximately $567,000 for the same period last year.

Total operating costs and expenses for the six months ended June 30, 2021, were approximately $7.7 million compared to $4.1 million for the six months ended June 30, 2020. The increase in operating costs and expenses is primarily attributable to the increase in the company’s unsecured, unsubordinated notes.

Net income for the six months ended June 30, 2021, was approximately $4.7 million, or $0.20 per share, compared to $4.5 million, or $0.20 per share for the six months ended June 30, 2020.

Financial Condition

At June 30, 2021, total assets were approximately $296.3 million compared to $226.7 million at December 31, 2020. The increase was due primarily to the increase in cash and cash equivalents and investment securities of $50.0 million, an increase of the mortgage loan portfolio of approximately $17.2 million, an increase in investment in partnership of approximately $1.8 million, and a net increase in property and equipment of $736,000.

Total liabilities at June 30, 2021 were approximately $150.0 million compared to $145.8 million at December 31, 2020. This increase is principally due to an increase in the line of credit of approximately $6.2 million, advances from borrowers of $1.2 million and deferred revenue of approximately $131,000 offset by decreases in dividends payable of $2.7 million, mortgage payable of $770,000 and other items.

Shareholders’ equity at June 30, 2021 was approximately $146.3 million compared to approximately $80.9 million at December 31, 2020. This increase was due primarily to net proceeds of $40.6 million from the sale of shares of our Series A Preferred Stock, net proceeds of $22.9 million from the sale of common shares and net income of approximately $4.7 million.

On July 15, 2021, the Company authorized and declared a quarterly dividend of $0.12 per share to be paid to shareholders of record as of the close of trading on the NYSE American on July 26, 2021. The dividend was paid on July 30, 2021.

Investor Conference Call

The company will host a conference call on Tuesday, August 17th, 2021 at 8:00 a.m., Eastern Daylight Time, to discuss in greater detail its financial results for the second quarter ending June 30, 2021, as well as its outlook for the balance of 2021.

Interested parties can access the conference call via telephone by dialing toll free 1-888-506-0062 for U.S. callers or 973-528-0011 for international callers and entering the entry code: 709814. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2304/42490 or on Sachem’s website at https://ir.sachemcapitalcorp.com/presentations.

The webcast will also be archived on the company’s website and a telephone replay of the call will be available approximately one hour following the call through Tuesday, August 31, 2021 and can be accessed by dialing 877-481-4010 for U.S. callers or 919-992-2331 for international callers and by entering replay passcode: 42490.

About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing, and managing a portfolio of first mortgage loans. It offers short-term (i.e., three years or less) secured, nonbanking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation or improvement of properties located primarily in Connecticut. The company does not lend to owner occupants. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The company also makes opportunistic real estate purchases apart from its lending activities. The company believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and has elected to be taxed as a REIT beginning with its 2017 tax year.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our Annual Report on Form 10-K for 2020 filed with the U.S. Securities and Exchange Commission. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

Investor & Media Contact:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021

(tables follow)

SACHEM CAPITAL CORP.

BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Unaudited)	(Audited)
Assets
Assets:
Cash and cash equivalents	$62,225,813	$19,408,028
Investment securities	44,502,267	37,293,703
Investment in partnership	1,843,398	—
Mortgages receivable	172,793,975	155,616,300
Interest and fees receivable	2,017,996	1,820,067
Other receivables	131,175	67,307
Due from borrowers	2,306,346	2,025,663
Prepaid expenses	153,732	71,313
Property and equipment, net	2,168,988	1,433,388
Real estate owned	7,892,845	8,861,609
Other deposits	192,646	—
Deferred financing costs	88,212	72,806
Total assets	$296,317,393	$226,670,184

Liabilities and Shareholders' Equity
Liabilities:
Notes payable (net of deferred financing costs of $4,383,186 and $4,866,058)	$110,143,564	$109,640,692
Mortgage payable	—	767,508
Line of credit	34,276,418	28,055,648
Accrued dividends payable	—	2,654,977
Accounts payable and accrued expenses	315,708	372,662
Other loans	—	257,845
Security deposits held	13,416	13,416
Advances from borrowers	2,987,231	1,830,539
Deferred revenue	2,230,435	2,099,331
Notes payable	42,918	54,682
Accrued interest	18,299	3,344
Total liabilities	150,027,989	145,750,644

Commitments and Contingencies

Shareholders’ equity:
Preferred shares - $.001 par value; 5,000,000 shares authorized; 1,700,000 shares of Series A Preferred Stock issued and outstanding	1,700	—
Common stock - $.001 par value; 100,000,000 shares authorized; 26,733,213 and 22,124,801 issued and outstanding	26,733	22,125
Paid-in capital	147,362,456	83,814,376
Accumulated other comprehensive loss	(137,802)	(25,992)
Accumulated deficit	(963,683)	(2,890,969)
Total shareholders' equity	146,289,404	80,919,540
Total liabilities and shareholders' equity	$296,317,393	$226,670,184

SACHEM CAPITAL CORP.

STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue:
Interest income from loans	$4,682,295	$3,265,677	$9,213,528	$6,167,083
Investment income	180,120	33,162	422,811	130,678
Income from partnership investment	36,868	—	54,241	—
Gain (loss) on sale of investment securities	85,471	(8,925)	(43,968)	437,159
Origination fees	831,893	647,499	1,349,321	1,158,555
Late and other fees	61,970	21,099	97,899	35,880
Processing fees	43,410	39,665	79,385	86,123
Rental income (loss), net	(9,398)	29,456	(5,214)	40,184
Debt forgiveness	257,845	—	257,845	—
Other income	543,421	283,009	1,000,230	567,283
Total revenue	6,713,895	4,310,642	12,426,078	8,622,945

Operating costs and expenses:
Interest and amortization of deferred financing costs	2,505,234	1,152,302	4,969,989	2,302,255
Professional fees	251,170	110,104	482,928	242,413
Compensation, fees and taxes	812,143	388,075	1,404,230	732,569
Exchange fees	12,465	—	24,795	7,272
Other expenses and taxes	23,506	6,534	45,314	35,238
Depreciation	21,263	14,688	40,865	30,971
General and administrative expenses	248,308	127,460	407,916	267,674
Loss on sale of real estate	14,962	—	17,096	4,460
Impairment loss	294,000	245,000	319,000	495,000
Total operating costs and expenses	4,183,051	2,044,163	7,712,133	4,117,852
Net income	2,530,844	2,266,479	4,713,945	4,505,093

Other comprehensive (loss) gain
Unrealized (loss) gain on investment securities	(104,316)	221,449	(111,810)	86,067
Comprehensive income	$2,426,528	$2,487,928	$4,602,135	$4,591,160
Basic and diluted net income per common share outstanding:
Basic	$0.10	$0.10	$0.20	$0.20
Diluted	$0.10	$0.10	$0.20	$0.20
Weighted average number of common shares outstanding:
Basic	24,851,010	22,117,301	23,503,679	22,117,301
Diluted	24,857,897	22,117,301	23,507,685	22,117,301

SACHEM CAPITAL CORP.

STATEMENTS OF CASH FLOW

(unaudited)

	Six Months Ended
	June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,713,945	$4,505,093
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs and bond discount	502,872	235,913
Write-off of deferred financing costs	72,806	—
Depreciation expense	40,865	30,971
Stock based compensation	62,319	8,214
Impairment loss	319,000	495,000
Loss on sale of real estate	17,096	4,460
Loss (gain) on sale of marketable securities	43,968	(437,159)
Debt forgiveness	(257,845)	—
Changes in operating assets and liabilities:
(Increase) decrease in:
Interest and fees receivable	(197,929)	(186,094)
Other receivables	(63,868)	25,000
Due from borrowers	(280,683)	(597,776)
Prepaid expenses	(82,419)	(48,441)
Deposits on property and equipment	—	71,680
(Decrease) increase in:
Accrued interest	14,955	(144)
Accounts payable and accrued expenses	(56,954)	51,836
Deferred revenue	131,104	(346,855)
Advances from borrowers	1,156,692	163,933
Total adjustments	1,421,979	(529,462)
NET CASH PROVIDED BY OPERATING ACTIVITIES	6,135,924	3,975,631

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investment securities	(85,471,393)	(17,428,603)
Proceeds from the sale of investment securities	78,107,144	17,940,198
Purchase of interest in investment partnership	(1,843,398)	—
Proceeds from sale of real estate owned	919,014	1,762,775
Acquisitions of and improvements to real estate owned	(286,346)	(1,027,533)
Purchase of property and equipment	(776,465)	(62,567)
Security deposits held	—	5,616
Principal disbursements for mortgages receivable	(75,190,172)	(42,303,747)
Principal collections on mortgages receivable	58,012,498	25,417,062
Costs in connection with investment activities	(192,646)	—
NET CASH USED FOR INVESTING ACTIVITIES	(26,721,764)	(15,696,799)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	6,220,770	—
Repayment of mortgage payable	(767,508)	(8,181)
Principal payments on notes payable	(11,764)	(10,031)
Dividends paid	(5,441,636)	(2,654,076)
Financings costs incurred	(88,212)	(58,353)
Proceeds from other loans	—	257,845
Proceeds from issuance of common shares, net of expenses	22,878,849	—
Proceeds from issuance of Series A Preferred Stock, net of expenses	40,613,126	—
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	63,403,625	(2,472,796)

NET INCREASE(DECREASE) IN CASH AND CASH EQUIVALENTS	42,817,785	(14,193,964)

CASH AND CASH EQUIVALENTS- BEGINNING OF YEAR	19,408,028	18,841,937

CASH AND CASH EQUIVALENTS - END OF PERIOD	$62,225,813	$4,647,973

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
Interest paid	$4,479,800	$2,066,341